                                                                     Exhibit 9.1

                  MAJOR STOCKHOLDERS' VOTING TRUST AGREEMENT
                  ------------------------------------------


          1.   Creation of Trust.  The stockholders listed on Exhibit A hereto
               ------------------
(the "Stockholders") of Campbell Soup Company, a New Jersey corporation (the "Company"), hereby create the Major Stockholders' Voting Trust (the "Trust"), which shall be governed in accordance with the terms of this trust agreement (the "Trust Agreement"). The initial Trustees shall be John A. van Beuren and Charles H. Norris, Jr. who shall be designated as the "Family Trustees". In addition the Representatives (as hereinafter defined), if they desire, acting unanimously, shall have the right to appoint another Trustee who shall be designated the "Non-family Trustee". The term "Trustees" at used herein shall mean the initial Family Trustees, any Non-Family Trustee and their successors appointed under the Trust Agreement.

          2.   Term of Trust.  The Trust shall continue for a period of ten
               --------------
years, unless it is sooner terminated by the unanimous decision of all Family Trustees or the withdrawal of all Shares as hereinafter provided.

          3.   Deposit of Shares.  The Stockholders hereby (a) deposit with the
               ------------------
Trustees 21,369,000 shares of the Company's Capital Stock ($.15 par value) (the

"Shares"), and (b) deliver to the Trustees one or more certificates evidencing such Shares. All such certificates delivered to the Trustees as herein provided shall be registered in the name of the Trustees or shall be endorsed or accompanied by duly executed stock powers and such other assignments, certificates of authority and consent to transfer instruments as may be reasonably requested by counsel to the Trustees in order to transfer record ownership of the Shares to the Trustees. Such Shares shall be registered in the name of "Trustees, Major Stockholders' Voting Trust U/A dtd. June 21, 1990," and all certificates representing the Shares shall contain a legend that such certificates are held subject to the provisions of the Trust Agreement.

          4.   Issuance of Trust Certificates.  In exchange for the certificates
               -------------------------------
evidencing the Shares delivered by each Stockholder hereunder, the Trustees shall issue and deliver to each Stockholder a Trust certificate (the "Trust Certificate") or certificates, substantially in the form attached hereto as Exhibit B, representing, in the aggregate, the number of Shares deposited by that Stockholder. Trust Certificates shall evidence the Stockholder's beneficial interest in the Trust and the Shares deposited with the Trustees in accordance herewith.

The holder of a Trust Certificate shall have all rights of a holder of the Shares represented by the Trust Certificate except as otherwise provided herein.

          5.   Powers and Duties of the Trustees.
               ----------------------------------
          (a) While this Trust Agreement is in effect and until the Shares are withdrawn from the Trust as hereinafter provided, the Trustees, in their unrestricted discretion, in person, by proxy or by written consent, shall have the sole and unqualified right and power to vote the Shares for the election of any person or persons as directors of the Company, and to act in connection with the voting of the Shares in the same manner and to the same extent as if they were the absolute owner thereof in their own right. On all other proposals or matters which are required to be or which shall be submitted for a vote of the Company's Capital Stock, the Trustees shall be entitled to vote the Shares, for or against such proposal or matter, or to refrain from voting, as they in their sole discretion shall determine.

          (b) Except as otherwise provided in Section 9 hereof, the decision of the Trustees as to the voting of the Shares in each case must be determined as follows: If there are two Trustees acting hereunder, the decision must be unanimous. If there are three Trustees acting hereunder, the decision must be approved by at least two out of the three Trustees. If there are four Trustees acting hereunder, the decision must be approved by at least three out of the four Trustees. Any two Trustees, after such decision has been made by the Trustees as above provided, shall be duly authorized to sign any and all proxies and consents or attend meetings of stockholders to vote the Shares on behalf of the Trustees. Any proxy, written consent or other document signed by at least two Trustees shall be conclusive evidence to the Company and any and all persons not parties to the Trust Agreement that such action has been duly authorized under the Trust Agreement and no such person may inquire into the authority of a Trustee or the Trustees to act hereunder. The decision of a Trustee acting hereunder may be communicated orally to the other Trustees but shall be confirmed in writing to the other Trustees. A Trustee, who determines that he or she will be unavailable to participate in a decision by the Trustees to vote on a particular matter or attend a particular meeting, may execute a written proxy or power-of-attorney authorizing another Trustee, a Stockholder or a spouse of a Family Trustee or Stockholder to act for him or her hereunder with respect to the particular matter or meeting.

          (c) The Trustees shall request the Company to send proxy statements, quarterly and annual reports and other reports and information directly to the Stockholders at their addresses as shown by the records of the Trustees who shall furnish a list of such names and addresses to the Company.

          6.   Disagreement as to Voting of Shares.
               -----------------------------------

          (a) If at any time the Family Trustees cannot agree among themselves as to how the Shares should be voted, for the purposes of this Section those Family Trustees who represent a majority of the Shares who desire to vote in one way shall be designated the "Majority Trustee(s)", and the remaining Family Trustee who represents a minority of the Shares who desire to vote in a contrary manner or otherwise fail to vote for or support the position of the Majority Trustee(s) shall be designated the "Minority Trustee". The Minority Trustee shall have the right to withdraw all Shares represented by him or her from the Trust and to resign as Trustee upon written notice to the other Trustees. The Administrative Trustee (as hereinafter defined) shall notify the Stockholders represented by the Minority Trustee as to the withdrawal of their Shares.

          (b) If a Family Trustee who dissents informs the other Trustees that he or she could resolve a problem among Stockholders of his or her Group (as hereinafter defined) and thereupon vote with the Majority Trustee(s) if certain Shares represented by him or her are withdrawn from the Trust, the Family Trustees shall have authority to cause such Shares to be withdrawn from the Trust upon written notice to the Stockholders whose Shares are being withdrawn.

          (c) Any withdrawal of Shares under this Section shall be effected pursuant to the provisions of Section 9(d) and (e), end all Trustee resignations shall be effective immediately.

          7.   Term of Trustees; Election of Successor Trustees. The
               ------------------------------------------------
Stockholders shall be divided into groups, one group for Dorrance H. Hamilton and her descendants (the "Hamilton Group"), another group for Hope H. van Beuren and her descendants (the "van Beuren Group"), and another group for Diana S. Norris and her descendants (the "Norris Group"). Each Group shall have a Representative as follows: Dorrance H. Hamilton will be the Representative of the Hamilton Group; Hope H. van Beuren will be the Representative of the van Beuren Group and Diana S. Norris will be the Representative of the Norris

Group. Each Group (acting through its Representative) shall be entitled to designate one Family Trustee and upon the termination of each trusteeship of such Family Trustee, a successor Family Trustee representing such Group. One individual may act as the Family Trustee for one or more Groups. Of the initial Family Trustees, John A. van Beuren has been designated to represent the Hamilton and van Beuren Groups, and Charles H. Norris, Jr. has been designated to represent the Norris Group. The initial term of office of each Trustee shall continue until June 30, 1991 and for successive one-year terms thereafter. At the expiration of the term of office, the Representative of each Group shall appoint an individual to act as Family Trustee for such Group. The Representatives acting unanimously shall have the right to appoint the initial and successor Non-family Trustee. The term of each Family Trustee and successor Family Trustee shall continue until his or her successor is appointed hereunder. The term of the Non-family Trustee shall not continue beyond the one-year period unless he is re-appointed by the affirmative action of the Representatives as above provided. Only descendants of John T. Dorrance, Sr., or the spouses of such persons, or persons who were spouses of such descendants on the date of this Trust

Agreement, shall be eligible to serve as a Family Trustee. A Trustee must be 30 years of age or older.

          8.   Vacancies. Any Trustee may resign by delivering a written
               ---------
resignation to the remaining Trustees, and thereupon a successor Trustee shall be designated as set out above. Upon a vacancy created by the death or legal incompetence of a Trustee, such vacancy shall be filled as set out above. Until such appointment is made, the Trustees then acting hereunder shall have authority to vote the Shares and take all other action which may be contemplated hereunder.

          9.   Withdrawal.
               ----------
          (a) A Stockholder may withdraw from the Trust some or all of the Shares transferred to the Trustees hereunder (i) annually during the period from October I through December 31 of each year, or (ii) at any time during the period from the date of notice of any annual or special meeting of stockholders of the Company until five business days prior to the date of the meeting, by giving prior written notice to the Trustees.

          (b) If at any time a Stockholder desires to dispose of some or all of his or her Shares, such Stockholder may withdraw from the Trust the amount to be disposed of upon prior written notice to the Trustees.

          (c) Other provisions pertaining to withdrawal may be found in Section 6 (Disagreement as to Voting of Shares).

          (d) Prior to the delivery or transfer of the withdrawn Shares to the withdrawing Stockholder, the withdrawing Stockholder shall deliver to the Trustees the Trust Certificates duly endorsed to the Trustees covering such Shares and except as provided in Section 9(e) any Shares so withdrawn shall no longer be subject to the provisions of the Trust Agreement. Thereafter, the Trustees shall promptly cause such Shares to be re-registered in the name of the withdrawing Stockholder and delivered to the withdrawing Stockholder in accordance with his or her instructions. Except as otherwise provided herein, at such time as Stockholders of a Group have withdrawn all Shares held by them, the trusteeship of the Family Trustee for such Group shall terminate, and no successor shall be appointed.

          (e) After notice of withdrawal of Shares hereunder is either received by the Trustees or delivered to Stockholders pursuant to Section 6 hereof, the Shares covered thereby shall continue to be subject to the Trust Agreement until the Trustees have received the Trust Certificates representing such Shares as set out above.

Until the date of such receipt, or thereafter if the Stockholder owning such withdrawn Shares is unable to vote them because the record date for such vote has passed, the Trustees will vote such Shares in accordance with the written instructions of such Stockholder if such instructions are received at lease five business days prior to the date of any annual or special meeting of stockholders of the Company. In the absence of such written instructions the Trustees shall have authority to vote these Shares as they may determine in accordance with the provisions of the Trust Agreement.

          10.  Dividends and Distributions.
               ---------------------------
          (a)  Cash Dividends. The Trustees shall give the Company or its
               --------------
dividend disbursing agent a list of the names and addresses of the then registered holders of Trust Certificates, which list shall set forth the number of Shares represented by the Trust Certificates registered in the name of each holder on the record date for any cash dividends, and the Trustees shall request the Company to make distribution of cash dividends, on behalf of the Trustees, directly to each such registered holder of the Trust Certificates or to a bank designated by the Trustees or by such holder. In the event that any cash dividends are paid directly to the Trustees, the Trustees shall promptly pay over such dividends to the then registered holders of Trust Certificates according to their respective interests at the record date.

          (b)  Stock Dividends. If any dividend or distribution in respect of
               ---------------
the Shares held by the Trustees is paid, in whole or in part, in shares of Capital Stock of the Company or other voting shares of the Company, the Trustees shall hold the certificates for such shares which are received on account of such dividend and such shares shall thereafter for all purposes be treated as part of the Shares. The holder of each Trust Certificate issued under this Trust Agreement on the date for the determination of those stockholders of the Company entitled to receive such dividend shall be entitled to receive a Trust Certificate evidencing such holder's pro rata share of the number of shares received as such dividend.

          (c)  Dividends in Other Assets. If any dividend or distribution in
               --------------------------
respect of the Shares held by the Trustees is paid, in whole or in part, in assets of the Company, the Trustees shall give the Company a list of the names and addresses of the then registered holders of Trust Certificates, which list shall set forth the number of Shares represented by the Trust Certificates registered in the name of each holder on the record date, and the Trustees shall request the Company to make such distribution, on behalf of the Trustees, directly to each registered holder of the Trust Certificates. In the event the distributions are paid directly to the Trustees, the Trustees shall promptly pay over such distributions to the then registered holders of Trust Certificates according to their respective interests at the record date.

          (d)  Mergers, etc. If, during the term hereof, the Company shall merge
               ------------
or consolidate into or with another corporation or corporations or other business entity, or if there shall be reorganization or recapitalization of the Company, voting securities representing any such corporation or other business entity received by the Trustees in exchange for or with respect to the Shares as a result of such merger, consolidation, recapitalization or reorganization shall be held by them in accordance with the terms hereof and shall thereafter for all purposes be treated as part of the Shares. The Trustees shall issue and deliver Trust Certificates representing such voting securities to the then registered holders of Trust Certificates as their interests shall appear, against surrender by such holders of any Trust Certificates registered in their name which represented Shares which were surrendered by the Trustees pursuant to the terms of such merger, consolidation, recapitalization or reorganization. Any other consideration received by the Trustees in such a transaction shall be paid by the Trustees to the then registered holders of Trust Certificates in accordance with their respective interests at the applicable record date.

          (e)  Dissolution. If, during the term hereof, the Company shall be
               -----------
dissolved or liquidated in such a manner as to entitle the holders of Capital Stock to liquidating dividends, the Trustees shall request all such dividends to be distributed directly by the Company to the holders of Trust Certificates in proportion to their respective beneficial ownership in the Shares upon which dividends are paid. In the event that such dividends are paid directly to the Trustees, the Trustees shall promptly pay over such dividends to the then registered holders of Trust Certificates according to their respective interests at the record date.

          (f)  Rights Offerings. If any capital stock or other securities of the
               ----------------
Company are offered for subscription or otherwise to the holders of Capital Stock of the Company, the Trustees, promptly upon receipt of notice of such offer, shall mail a copy thereof to each of the holders of the Trust Certificates. Upon receipt by the Trustees, at least five business days prior to the last day fixed by the Company for subscription and payment, of a request from any such registered holder of Trust Certificates to subscribe on behalf of such holder, accompanied by the sum of money required to pay for such stock or securities, the Trustees shall make such subscription and payment, and upon receiving from the Company the certificates for shares or securities so subscribed for, shall issue to such holder a Trust Certificate in respect thereof if the same be shares of Capital Stock, but if the same be securities other than Capital Stock, the Trustees shall mail or deliver such securities to the holder of the Trust Certificate on whose behalf the subscription was made, or may request the Company to make delivery directly to the holder of the Trust Certificate entitled thereto.

          11.  Administrative Trustee; Formal Meetings. The Trustees shall
               ---------------------------------------
appoint one of the Trustees as the Administrative Trustee who shall serve at the pleasure of the Trustees and who shall be responsible for taking care of the administrative details of the Trust. The Trustees shall notify the Stockholders of the name of the Administrative Trustee and the address and telephone number for communications with such Trustee. It is contemplated that the Trustees will act through informal consultations. The Administrative Trustee may, however, and shall at the request of any other Trustee, call a meeting of the Trustees upon 10 days written notice to all Trustees of the time, place and purposes of the meeting. Notice need not be given to a Trustee who waives notice in writing or who attends the meeting in person. The meeting may be held by conference telephone call. Two Trustees shall constitute a quorum. Any action taken at such meeting shall require only the unanimous consent of the Trustees present (in person or by telephone) at the meeting, and the consent of any absent Trustee or Trustees shall not be required for any action so taken.

          12.  Transfer and Replacement of Voting Trust Certificates.
               -----------------------------------------------------

          (a) The Administrative Trustee shall keep a record of all Trust Certificates issued by the Trust upon the original issuance thereof in exchange for the Shares deposited hereunder, or in exchange for any additional shares of Capital Stock deposited with the Trustees as provided herein, or upon the transfer of Trust Certificates, or as a result of the release of Shares to the Stockholders. The record of Trust Certificates shall be kept, and Trust Certificates may be transferred, subject to applicable legal requirements including those under the Securities Act of 1933, at the office of the Administrative Trustee or counsel for the Trustees. The records so kept by the Trustees shall conform, as nearly as may be practicable, to the form of stock ledger or statutory stock books which would be used by a corporation or a transfer agent under similar circumstances, and shall indicate, among other things, the names and addresses of all persons who are holders of Trust Certificates, the number of Shares represented by the Trust Certificates held by each of them and the dates when each of them became the owners thereof.

          (b) Any transfer of Trust Certificates shall be accomplished by delivery of the Trust Certificates to the Administrative Trustee, duly endorsed or accompanied by duly executed powers and by such other assignments, certificates of authority and consent to transfer instruments as may be reasonably requested by counsel to the Trustees in order to effect a transfer of the Trust Certificates. Upon effecting any transfer, all Trust

Certificates so surrendered to the Trustees shall be cancelled forthwith. The Trustees may, in their sole discretion, treat the registered holder of any Trust Certificates as the owner thereof for all purposes whatsoever, and shall not be affected by any notice to the contrary. Upon the expiration or termination of the Trust Agreement, the Shares will not be delivered to the Stockholders without the surrender of the Trust Certificates representing such Shares, properly endorsed for surrender. Each transferee of a Trust Certificate issued hereunder shall, by his acceptance thereof, assent to and become a party to the Trust Agreement and shall be deemed to be a Stockholder for purposes of the Trust Agreement, and such acceptance shall have the same force and effect as if such transferee had in fact executed the Trust Agreement.

          (c) If any Trust Certificate shall become mutilated, lost, stolen or destroyed, the Trustees may provide for the issuance of a new Trust Certificate in lieu of such lost, stolen or destroyed Trust Certificate or in exchange for such mutilated Trust Certificate, under such conditions with respect to indemnity and otherwise as they, in their sole discretion may prescribe.

          13.  Pledge of Trust Certificates. A Stockholder may assign a security
               ----------------------------
interest in Shares represented by Trust Certificates to a bank or other lender (a "lender") and may deliver physical possession of Trust Certificates in pledge to such lender. A lender that has taken physical possession of a Trust Certificate in pledge of such Certificate and the Shares represented thereby shall give written notice to the Trustees of such possession and pledge, confirmed in writing by the pledgor, and thereafter until otherwise notified in writing by the lender, the Trustees shall recognize the lender's security interest in and control of such Certificate and Shares. Unless otherwise notified in writing by the lender, the Trustees may direct that dividends relating to pledged Trust Certificates be paid to the pledgor and the Trustees may follow the instructions of the pledgor as to matters affecting the Trust. Until the Shares underlying a pledged Trust Certificate are released from the Trust, the Trustees shall have power to continue to vote such Shares in accordance with the terms of the Trust Agreement. Upon written notice to the Trustees from a lender that it desires to obtain possession of the Shares underlying such Trust Certificates pledged with it in order to protect or realize upon its security interest therein, the Trustees shall forthwith cause such Shares to be delivered to the lender, which shall surrender such Trust Certificates to the Trustees, and such Shares shall be free from trust and shall no longer be subject to the provisions of the Trust Agreement. The Trustees shall have authority to enter into written agreements with a lender confirming such obligation hereunder to the lender.

          14.  Filings with SEC. The Trustees shall make all required filings
               ----------------
with the Securities and Exchange Commission, including filings on Schedule 13D and amendments thereto under the Securities Exchange Act of 1934. Each Stockholder and Trustee hereby agrees that the Trustees are authorized to make such filings on his or her behalf, and that any such document (including
Schedule 13D and amendments thereto) may be executed and filed by one Trustee on behalf of all Trustees and Stockholders. The Administrative Trustee shall have primary responsibility to see that such filings are made.

          15.  Expenses. The Family Trustees shall receive no compensation or
               --------
commissions for acting as Trustees. The Non-family Trustee shall be entitled to such compensation as the Family Trustees may unanimously agree to, and the Family Trustees are authorized to enter into an employment contract on behalf of the Trust with the Non-family Trustee for the term of his trusteeship covering such compensation and other terms and conditions relating to his employment as the Non-family Trustee. The Trustees shall have authority to pay necessary expenses in connection with the business of the Trust and the expenses of the termination of the Trust when it terminates, and may retain counsel and other professionals. Each Trustee shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred by him in connection with the conduct of the business of the Trust, upon presentation of receipts or other proper documentation to the Administrative Trustee. The Administrative Trustee shall from time to time assess Stockholders for funds to pay these expenses, in proportion to the number of shares contributed by each.

          16.  Liability.
               ---------

          (a) The Trustees and Representatives shall not be liable for the consequence of any vote cast or consent given and shall not incur any liability to any Stockholder, except for willful misconduct evidencing bad faith or gross negligence. The Stockholders agree to indemnify the Trustees and Representatives and hold them harmless from any and all liabilities which they may incur as a result of carrying on the business of the Trust and the termination thereof, except for willful misconduct evidencing bad faith or gross negligence.

          (b) No contract or other transaction between the Company and a Trustee or a Representative, or any person, firm or corporation in which a Trustee or a Representative may be interested or with which any of them may be affiliated or in any way related, shall be rendered invalid by the fact of their being a party thereto, or being interested in or affiliated with or related to such person, firm or corporation, and the Trustees, Representatives and any such person, firm or corporation are hereby relieved from any liability by reason of the making of any Contract or participating in any transaction wherein the Trustees, or the Representatives or any of them, or any such person, firm or corporation, may be interested.

          17.  Amendments. The Trust Agreement may be amended at any time by the
               ----------
unanimous written consent of the Representatives of all Groups. The Administrative Trustee shall notify all Stockholders in writing of any amendment.

          18.  Notice to Company. An executed or conformed counterpart of the
               -----------------
Trust Agreement, and all amend-
ments thereto if any, shall be filed with the registered office of the Company.

          19.  Termination. Upon termination of the Trust hereunder, either
               -----------
because of the expiration of the trust term or the withdrawal of all Shares by the Stockholders or the unanimous decision of the Trustees, the Trustees shall take all such action as may be required to cause such Shares to be re-registered in the names of the Stockholders who contributed them or transferred in accordance with their written instructions.

          20.  Miscellaneous Provisions. Notice hereunder shall be in writing
               ------------------------
and shall be addressed to any party hereunder at the address listed on the records of the Administrative Trustee or such other address as a party may have notified the other parties hereto in writing, or delivered to such person personally. Notices by the Representatives or Stockholders to the Trustees shall be sent to them c/o the Administrative Trustee. All notices hereunder shall be sent by certified or registered mail return receipt requested or delivered by telex, telecopy, fax, telegram or similar method of communication. Such notice shall be effective upon receipt. The Trust Agreement may not be terminated or amended orally but only by an agreement in writing signed by the parties hereto, except as set out above in Sections 17 and 19. The Trust Agreement shall be binding upon the successors, assigns, executors and administrators of the undersigned. It may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument. It shall not be effective as to any party until it has been executed by all parties either individually or pursuant to a power of attorney.

          21.  Governing Law. This Trust shall be governed by and construed in
               -------------
accordance with the laws of the State of New Jersey.


Dated:  As of June 2, 1990

                              TRUSTEES:

                              /S/ JOHN A. VAN BUREN
                              --------------------------
                              /S/ CHARLES H. NORRIS, JR.
                              --------------------------

                              STOCKHOLDERS:

                              /S/ H.H. VAN BEUREN
                              --------------------------
                              /S/ J.A. VAN BEUREN*
                              --------------------------
                              /S/ D.S. NORRIS
                              --------------------------
                              /S/ CHARLES H. NORRIS, JR.
                              --------------------------
                              /S/ D.H. HAMILTON
                              --------------------------
                              /S/ S.M.V. HAMILTON
                              --------------------------

                              MELLON BANK (EAST)
                              --------------------------

                              By: /S/ BARBARA F. BOYLE
                                  ----------------------
                                  Authorized Signature


                              *Also, as attorney-in-fact

                                              EXHIBIT A
                                              ---------
                                              page 1


                             Names of Stockholders
                             ---------------------


Name
----

D. H. Hamilton

S. M. V. Hamilton and
 M. H. Saunders,
 Trustees U/A dtd 1/6/77

S. M. V. Hamilton and
 N. P. Hamilton,
 Trustees U/A dtd 1/6/77

S. M. V. Hamilton, Trustee U/A dtd 1/6/77

D. H. Hamilton,
 Trustee of Charitable Annuity
 Trust U/A dtd 12/21/81

D. H. Hamilton and
 S. M. V. Hamilton,
 Trustees of Charitable
 Trust U/A dtd 7/12/83

D. S. Norris,
C. H. Norris, Jr. and
Mellon Bank (East),
Trustees u/d 12/29/75

H. H. van Beuren

J. A. van Beuren,
D. E. P. Lindh,
L. B. Boehner,
Trustees U/A dtd 11/27/75

J. A. van Beuren et al.,
Trustees U/A dtd 01/01/84

van Beuren Charitable
 Foundation, Inc.

1615L

                                                               EXHIBIT B
                                                               ---------

___________                                                    __________ Shares


                             Campbell Soup Company

                            Voting Trust Certificate
                            ------------------------

          This certifies that __________________________________________________

________________________________________________________________________________
is the beneficial owner of ________________ shares of __________________________
Capital Stock ($.15 par value) of Campbell Soup Company, a New Jersey corporation (the "Company"), which shares have been deposited with the Trustees
of the Major Stockholders' Voting Trust dated             , 1990 (the "Voting
Trust"). Upon the surrender of this certificate, when permitted by and in accordance with the terms of the Voting Trust, the registered holder hereof will be entitled to receive a certificate representing the same number of shares of the Company's Capital Stock.

          This certificate is issued subject to, and the holder by accepting the same consents to, all the terms of the Voting Trust Agreement, a copy of which will be made available to the holder hereof upon application to the Trustees at the office of the Administrative Trustee,

          This certificate is transferable upon the books of the Voting Trust at the office of the Administrative Trustee (or elsewhere as designated by the Trustees) by the holder of record hereof, either in person or by attorney thereto duly authorized in accordance with rules established for that purpose by the Trustees.

          Voting Trust interests represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any state securities law, and may not be assigned, sold or transferred in violation of such Act or any such law.


Dated: _____________, 1990.


                                       -----------------------------------------
                                       Trustee


                                       -----------------------------------------
                                       Trustee

                            [Reverse of Certificate]



          For value received ___________________________________________________
hereby sell, assign, and transfer unto _________________________________________
________________________________________________________________________________
the within certificate and all rights represented thereby and do hereby irrevocably constitute and appoint _____________________________________________
as attorney to transfer such certificates on the books of the Trustees mentioned therein with full power of substitution in the premises.


                                            ________________________________(LS)

In presence of

_______________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or any change whatever.

                       MAJOR STOCKHOLDERS' VOTING TRUST
                       --------------------------------


                              Amendment to Voting
                                Trust Agreement
                              -------------------


        Pursuant to Section 17 of the Major Stockholders' Voting Trust Agreement dated as of June 2, 1990 as amended April 3, 1991 (the "Agreement") among the undersigned and certain other stockholders of Campbell Soup Company (the "Company"), the undersigned, as Representatives under the Agreement, hereby agree that the Agreement shall be amended to provide that Dorrance H. Hamilton and Hope H. van Beuren shall each have the right to withdraw 400,000 shares of Capital Stock of the Company from such Voting Trust.



Dated:  May 30, 1991


                                        /s/ DORRANCE H. HAMILTON
                                        --------------------------------
                                        Dorrance H. Hamilton


                                        /s/ HOPE H. VAN BEUREN
                                        --------------------------------
                                        Hope H. van Beuren

                                                                       EXHIBIT H

                       MAJOR STOCKHOLDERS' VOTING TRUST
                       --------------------------------

                              Amendment to Voting
                                Trust Agreement
                              -------------------


        Pursuant to Section 17 of the Major Stockholders' Voting Trust Agreement dated as of June 2, 1990 (the "Agreement") among the undersigned and certain other stockholders of Campbell Soup Company (the "Company"), the undersigned, as Representatives under the Agreement, hereby agree that the Agreement shall be amended to provide that Diana S. Norris ("Mrs. Norris") shall have the right to withdraw from such Voting Trust shares of the Company in which she has an interest.

        Section 9(d) of the Agreement is amended to provide that upon withdrawal, the Trustees shall not be obligated to deliver certificates for the withdrawn Shares until such time as the withdrawing Stockholder has paid to the Trustees his or her proportionate share of the expenses of the Trust which have accrued through the date of withdrawal as set out in Section 15 including any expenses which may have been paid by advances from other Stockholders, and all expenses relating to such withdrawal, which shall be paid by the withdrawing Stockholder. Upon such withdrawal and payment of such expenses, the withdrawing Stockholder shall have no further rights or obligations under the Agreement.




Dated:  April 3, 1991


                                        /s/ DORRANCE H. HAMILTON
                                        --------------------------------
                                        Dorrance H. Hamilton



                                        --------------------------------
                                        Hope H. van Beuren



                                        --------------------------------
                                        Diana S. Norris

                                                                       EXHIBIT H

                       MAJOR STOCKHOLDERS' VOTING TRUST
                       --------------------------------

                              Amendment to Voting
                                Trust Agreement
                              -------------------


        Pursuant to Section 17 of the Major Stockholders' Voting Trust Agreement dated as of June 2, 1990 (the "Agreement") among the undersigned and certain other stockholders of Campbell Soup Company (the "Company"), the undersigned, as Representatives under the Agreement, hereby agree that the Agreement shall be amended to provide that Diana S. Norris ("Mrs. Norris") shall have the right to withdraw from such Voting Trust shares of the Company in which she has an interest.

        Section 9(d) of the Agreement is amended to provide that upon withdrawal, the Trustees shall not be obligated to deliver certificates for the withdrawn Shares until such time as the withdrawing Stockholder has paid to the Trustees his or her proportionate share of the expenses of the Trust which have accrued through the date of withdrawal as set out in Section 15 including any expenses which may have been paid by advances from other Stockholders, and all expenses relating to such withdrawal, which shall be paid by the withdrawing Stockholder. Upon such withdrawal and payment of such expenses, the withdrawing Stockholder shall have no further rights or obligations under the Agreement.




Dated:  April 3, 1991


                                        /s/ DORRANCE H. HAMILTON
                                        --------------------------------
                                        Dorrance H. Hamilton